Exhibit 10.31

ADDENDUM TO STOCK OPTION AGREEMENTS

This ADDENDUM TO STOCK OPTION AGREEMENTS, dated December ___, 2006, is entered into by and between BED BATH & BEYOND INC. (the “Company”) and _____ (“you”).

WHEREAS, the Company and you are parties to those certain Stock Option Agreements listed on Exhibit A hereto (each, an “Agreement” and together, the “Agreements”) under each of (as applicable) the Company’s 1992 Stock Option Plan, 1996 Stock Option Plan, 1998 Stock Option Plan, 2000 Stock Option Plan and 2004 Incentive Compensation Plan, each as may have been amended from time to time (collectively, the “Plans”) pursuant to which you were granted the right to purchase common stock of the Company some of which you have not exercised as of the date hereof and which were not vested as of January 1, 2005 (the “Affected Options”);

WHEREAS, Section 409A of the Internal Revenue Code of 1986, as amended (“409A”) generally provides that unless certain requirements are satisfied, amounts deferred under a nonqualified deferred compensation plan are subject to income tax, an additional 20% tax and possible penalty interest upon vesting of such amounts and possibly beyond vesting;

WHEREAS, for purposes of 409A, a stock option granted with an exercise price that has been deemed to be less than the fair market value of the underlying common stock of the Company on the date of grant (a “Discounted Stock Option”) and that has not vested by January 1, 2005, is treated as deferred compensation subject to the requirements of 409A;

WHEREAS, Q&A-18(d) of Internal Revenue Service Notice 2005-1 (“Notice 2005-1”), as modified by the proposed regulations under 409A and as further modified by Internal Revenue Service Notice 2006-79 (“Notice 2006-79”) generally permits the substitution of the exercise price of a Discounted Stock Option with a new exercise price equal to fair market value (as defined under the applicable Plan) of the Company’s common stock on the deemed date of grant, provided that the substitution occurs on or before December 31, 2006 in certain instances with respect to persons subject to the disclosure requirements of Section 16 of the Securities Exchange Act of 1934, as amended; and

WHEREAS, the Affected Options have been deemed to be Discounted Stock Options subject to 409A;

WHEREAS, the parties hereto desire to amend the Agreements to substitute the exercise price thereunder so that the Affected Options will not be deemed Discounted Stock Options and will not constitute a deferral of compensation under 409A; and

WHEREAS, the Compensation Committee of the Company’s Board of Directors has authorized the entering into of this Addendum.

NOW THEREFORE, in consideration of the foregoing, the parties agree as follows:

1.                         The exercise price of each of your Affected Options is hereby replaced with a new exercise price as set forth on the chart attached hereto as Exhibit B (such exercise price hereinafter referred to as the “Measurement Date Price”).  Each such Measurement Date Price reflects the fair market value, as such term is defined under each applicable Plan, of the Company’s common stock on the deemed date of grant of each Affected Option.

2.                         You shall not exercise any of your Affected Options during the 2006 calendar year.

3.                         You hereby waive any right to receive the difference between the original exercise price set forth in each Agreement and the applicable Measurement Date Price with respect to each Affected Option under any circumstance.

4.                         Other than with respect to the substitution of the exercise price of the Affected Options as contemplated hereunder, all other terms and conditions of the Affected Options shall remain in full force and effect in accordance with the Agreements and the applicable Plan.

5.                         This Addendum is intended to comply with 409A and the Company shall construe, interpret and amend the provisions of this Addendum, the applicable Plans and the Agreements (as amended hereby) in such manner as the Company deems necessary, in its sole discretion, to comply with 409A.  It is intended that the modification effected by this Addendum and the substitution of the exercise price of the Affected Options hereunder constitute a cancellation and reissuance of stock options in accordance with the transition relief under Notice 2005-1, Q&A-18(d), as modified by the proposed regulations under 409A and as further modified by Notice 2006-79.

IN WITNESS WHEREOF, the Company and you have executed this Addendum on the date first set forth above.

BED BATH & BEYOND INC.

By:________________________________	______________________________